Exhibit 1.1
V.F. Corporation
$400,000,000 Floating Rate Notes Due 2013
$500,000,000 3.50% Notes Due 2021
Underwriting Agreement
New York, New York
August 17, 2011
To the Representatives named in
     Schedule I hereto of the several
     Underwriters named in
     Schedule II hereto
Ladies and Gentlemen:
               V.F. Corporation, a corporation organized under the laws of Pennsylvania (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated October 15, 2007 (together with a supplemental indenture to be dated as of August 24, 2011 with respect to the terms of the Securities, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
               Pursuant to that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, VF Enterprises, Inc., a wholly owned subsidiary of the Company (“Merger Sub”) and The Timberland Company (“Timberland”), Merger Sub will merge with and into Timberland, on the terms and conditions set forth therein (such transaction, the “Merger”). The Company intends to use the proceeds of the sale of the Securities, along with certain other sources of funds, to finance the Merger. For purposes of the representations and warranties of the Company set forth in Section 1 of this Agreement, all representations and warranties made by the Company that relate to Timberland shall be deemed, notwithstanding anything to the contrary contained in any such representation or warranty, to be qualified in their entirety by the actual knowledge of the Company and by the exceptions and qualifications set forth in the Merger Agreement (including any disclosure schedules, annexes and appendices thereto).
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (g) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.
     (h) The statements (i) in the Base Prospectus under the captions “Description of Debt Securities” and (ii) in each of the Disclosure Package and the Final Prospectus under the caption “Description of Securities,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.
     (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and Final Prospectus; and, since the respective dates as of which information is given in the Disclosure Package and Final Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and Final Prospectus.
     (j) The Company is a corporation duly incorporated and is validly subsisting as a corporation in good standing under the laws of Pennsylvania, with power and authority to own its properties and conduct its business as described in the Disclosure Package and Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in any jurisdiction where such failure would not have a Material Adverse Effect; each material domestic subsidiary of the Company is listed on Schedule V hereto, and each such material domestic subsidiary listed on Schedule V hereto has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation; and each subsidiary of the Company not listed on Schedule V is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, except where such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (k) Timberland is validly existing as a corporation in good standing under the laws of Delaware, with power and authority to own its properties and conduct its business as it is now being conducted, except where any such failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; Timberland has been duly qualified or licensed to do business and is in good standing under the laws of each other jurisdiction where the character of the properties owned by it or the nature of its activities makes such qualification or licensing necessary, except where any such failure to be so qualified or licensed would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (l) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock, partnership interests and limited liability company interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (where applicable) and (except for directors’ qualifying shares and except as set forth in the Disclosure Package and the Final Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (m) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company and entitled to the benefits provided by the Indenture under which they are to be issued, and will be substantially in the form previously delivered to you; on the Closing Date, the Indenture will have been duly authorized, executed and delivered by the Company, and on the Closing Date the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Disclosure Package and the Final Prospectus and will be in substantially the form previously delivered to you.
     (n) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the heading “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (o) This Agreement has been duly authorized, executed and delivered by the Company.
     (p) The Merger Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     (q) To the knowledge of the Company, no party to the Merger Agreement is in breach of its representations, warranties or covenants contained therein, except as such breach would not have (i) a material adverse effect on the completion of the Merger or (ii) a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and Timberland, taken as a whole; and there has been no development that would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Merger Agreement.
     (r) The Company has been advised by its counsel, Davis Polk & Wardwell LLP, of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Final Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act.
     (s) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, the Merger of Timberland pursuant to the Merger Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any of its subsidiaries or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for (i) the consummation by the Company and Timberland of the transactions contemplated by the Merger Agreement (except as otherwise set forth in the Merger Agreement, including the schedules thereto), except for any such consents, approvals, authorizations, registrations or qualifications the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect, or (ii) the issue and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein.
     (u) Other than as set forth in the Disclosure Package and Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or Timberland is a party or of which any property of the Company or any of its subsidiaries or Timberland is the subject which would, individually or in the aggregate, be reasonably likely to have a material adverse effect on the performance of this Agreement or have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (v) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.
     (w) The Company and each of its material subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
     (x) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
     (y) The Company, its subsidiaries and Timberland are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety as such relates to exposure to hazardous or toxic substances, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, none of the Company, its subsidiaries or Timberland has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except as would not reasonably be expected to have a Material Adverse Effect.
     (z) The Company has reasonably concluded that the costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (aa) None of the following events has occurred or exists with respect to the Company and its subsidiaries or Timberland: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries or Timberland that could reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries or Timberland that could reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to the Company and its subsidiaries or Timberland: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries or Timberland, as the case may be, compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries or Timberland, as the case may be; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries or Timberland, as the case may be, compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries or Timberland, as the case may be; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries or Timberland related to their employment, in each case where such events under subclauses (i)-(iv) could reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

     (bb) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     (cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (dd) The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ee) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (a “Sanctions Target”), and nothing has come to the attention of the Company that has caused the Company to believe that any agent or employee of the Company or of any of its subsidiaries is a Sanctions Target; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC.
     (ff) Timberland is not in violation of (or threatened to be charged with or given notice of any violation of) any applicable law, rule, regulation, order, judgment or decree applicable to Timberland or by which its properties are bound, except for any such violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and Timberland has all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises (collectively, “Licenses”) from any governmental or regulatory (including stock exchange) authority, agency, court, commission, or other governmental body, domestic, foreign or supranational required to conduct its business as now being conducted, except for any such Licenses the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, Timberland has not taken any action which would cause it to be in violation of the FCPA, or any applicable law of similar effect.
     (gg) Except as disclosed in the Disclosure Package and the Final Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (hh) The Company, its subsidiaries and Timberland own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, inventions, trade secrets, technology, know-how and other intellectual property, and all other registrations and applications to register any of the foregoing (collectively, the “Intellectual Property”) material to the conduct of the business of the Company and Timberland, as applicable, as now conducted or as proposed in the Final Prospectus to be conducted.
     (ii) Except as set forth in the Preliminary Prospectus and the Final Prospectus, (i) to the Company’s best knowledge, there is no material infringement by third parties of any such Intellectual Property; (ii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights (or Timberland’s rights, as applicable) in or to any Intellectual Property owned by the Company or any of its subsidiaries or Timberland (the “Company-Owned Intellectual Property”), and the Company is unaware of any facts which would form a reasonable basis for any such claim, except such as are not reasonably likely to have a Material Adverse Effect; (iii) to the Company’s best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company-Owned Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except such as are not reasonably likely to have a Material Adverse Effect; and (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company, any of its subsidiaries or Timberland infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except such as are not reasonably likely to have a Material Adverse Effect.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Agreements. The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and substantially in the form attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on any exchange; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company, to have furnished to the Representatives opinions substantially in the form of Exhibit A and Exhibit B hereto, dated the Closing Date and addressed to the Representatives.
     (c) The General Counsel of the Company shall have furnished to the Representatives her opinion substantially in the form of Exhibit C hereto, dated the Closing Date and addressed to the Representatives.
     (d) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer, the Chief Operating Officer or a Senior Vice President of the Company and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

     (f) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended July 2, 2011, and as at July 2, 2011, in accordance with the Public Company Accounting Oversight Board (“PCAOB”) AU 722, and stating in effect that:
     (i) in their opinion the audited financial statements and financial statement schedules and any pro forma financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;
     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under PCAOB AU 722, of the unaudited interim financial information for the six-month period ended July 2, 2011 and as at July 2, 2011; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, Board of Directors and the Audit, Compensation, Finance and Nominating and Governance Committees of the Board of Directors of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to January 1, 2011, nothing came to their attention which caused them to believe that:
     (1) any unaudited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus; or

     (2) with respect to the period subsequent to July 2, 2011, there were any increases, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or any changes in the capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the July 2, 2011 consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, or for the period from July 3, 2011 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenues or in total or per share amounts of net income attributable to the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and
     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions “Capitalization,” and “Ratio of Earnings to Fixed Charges” in the Preliminary Prospectus and the Final Prospectus, the information included or incorporated by reference in Items 1, 6 and 7 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
     References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i)

or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, NY 10022, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity; provided, that the Company acknowledges that the only such information provided by any Underwriter consists of the statements set forth (i) in the first paragraph under the caption “Underwriting — Commissions and Discounts” in the Preliminary Prospectus and the Final Prospectus, concerning the terms of the offering by the Underwriters, and (ii) under the caption “Underwriting—Short Positions” in the Preliminary Prospectus and the Final Prospectus, concerning possible stabilizing transactions, syndicate covering transactions and overall allotment activities by the Underwriters with respect to the Securities (with respect to themselves only). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party.
     (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or there shall have occurred any material disruption in commercial banking, securities settlement or clearance services in the United States or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, NY1-100-18-03, New York, NY 10036, Attention: High Grade Transaction Management/Legal, and (ii) J.P. Morgan Securities LLC, at 383 Madison Avenue, 3rd Floor, New York, NY 10179, Attention: Investment Grade Syndicate Desk, or, if sent to the Company, will be mailed, delivered or telefaxed to the address of the Company set forth in the Registration Statement, Attention: Corporate Secretary (fax no. (336) 424-7696).
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
     “actual knowledge of the Company” means, with respect to representations and warranties made by the Company that relate to Timberland, the actual knowledge, after reasonable inquiry, of any of Eric Wiseman, Robert K. Shearer, Franklin L. Terkelsen, Candace S. Cummings and Laura C. Meagher.
     “Agreement” shall mean this Underwriting Agreement.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Material Adverse Effect” shall mean (i) when used in respect of any matter relating to the Company or any of its subsidiaries, any material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, and (ii) when used in respect of any matter relating to Timberland, any material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries and Timberland, taken as a whole.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.
[Remainder of page intentionally left blank]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, V.F. Corporation
By:	/s/ Robert K. Shearer
	Name:	Robert K. Shearer
	Title:	Senior Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted
as of the date specified in Schedule I hereto.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED

By:	/s/ Douglas Fink
	Name:	Douglas Fink
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC
By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

For themselves and the other several Underwriters, if any,
named in Schedule II to the foregoing Agreement.

SCHEDULE I
Underwriting Agreement dated August 17, 2011
Registration Statement No. 333-175700

Representative(s):	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC
Title, Purchase Price and Description of Securities:

Title and Principal Amount:	(1) $400,000,000 Floating Rate Notes Due 2013
(2) $500,000,000 3.50% Notes due 2021
Purchase price (include accrued interest or amortization, if any):	(1) 99.70%
(2) 99.04%
Sinking fund provisions:	None

Redemption provisions:	(1) Mandatory redemption if the acquisition of The Timberland Company is not completed on or prior to the Outside Date
(2) Redemption at the option of the issuer

Other provisions:	Repurchase for 101% of principal amount upon “Change of Control Repurchase Event”; Special mandatory redemption for 101% of principal amount if acquisition of The Timberland Company not completed by March 12, 2012
Closing Date, Time and Location: August 24, 2011 at 10:00 a.m. at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022
Type of Offering: Non-delayed
Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): Closing Date
Modification of items to be covered by the letter from
PricewaterhouseCoopers LLC delivered pursuant to
Section 6(f) at the Execution Time: None

SCHEDULE II

	Principal Amount of	Principal Amount of
	Floating Rate Notes	3.500% Notes due
	due 2013 to be	2021 to be
Underwriters	purchased	purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$124,000,000	$155,000,000
J.P. Morgan Securities LLC	104,000,000	130,000,000
Wells Fargo Securities, LLC	76,000,000	95,000,000
Citigroup Global Markets Inc.	16,000,000	20,000,000
HSBC Securities (USA) Inc.	16,000,000	20,000,000
Barclays Capital Inc.	8,000,000	10,000,000
BNP Paribas Securities Corp.	8,000,000	10,000,000
ING Financial Markets LLC	8,000,000	10,000,000
Morgan Stanley & Co. LLC	8,000,000	10,000,000
PNC Capital Markets LLC	8,000,000	10,000,000
RBS Securities Inc.	8,000,000	10,000,000
Santander Investment Securities Inc.	8,000,000	10,000,000
U.S. Bancorp Investments, Inc.	8,000,000	10,000,000
Total	$400,000,000	$500,000,000

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package
1.	Pricing term sheet, dated August 17, 2011, substantially in the form attached as Schedule IV hereto.

SCHEDULE IV
V.F. Corporation
Final Term Sheet
August 17, 2011

Floating Rate Notes due 2013

Issuer:	V.F. Corporation

Security:	Floating Rate Notes due 2013

Format:	SEC Registered

Size:	$400,000,000

Maturity Date:	August 23, 2013

Trade Date:	August 17, 2011

Expected Settlement Date:	August 24, 2011; T+5

We expect that delivery of the notes will be made to investors on or about August 24, 2011, which will be the fifth business day following the date of this final term sheet (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this final term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this final term sheet or the next succeeding business day should consult their advisors.

Interest Payment Dates:	Quarterly in arrears on February 23, May 23, August 23 and November 23, commencing November 23, 2011

Floating Interest Rate:	Three-month LIBOR determined on the Interest Determination Date plus .75%, reset quarterly; interest payable calculated on the basis of a 360 day year

Interest Determination Date:	Second London Business Day preceding the first day of the applicable interest period

LIBOR:	Reuters Page LIBOR 01 as of approximately 11:00 a.m., London time on the applicable Interest Determination Date

Price to Public:	100%

Voluntary Redemption:	Not permitted

Special Mandatory Redemption:	If, for any reason, the acquisition of The Timberland Company is not completed on or prior to the Outside Date, Issuer will be required to redeem all outstanding notes on or before the Special Mandatory Redemption Date at a price equal to 101% of the aggregate principal amount of the notes, together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.

Special Mandatory Redemption Date:	The date which is 20 business days after the Outside Date

Outside Date:	The earlier of (i) March 12, 2012 and (ii) the date which the Merger Agreement dated June 12, 2011 among the Issuer, its wholly-owned subsidiary, VF Enterprises, Inc., and The Timberland Company is terminated.

CUSIP:	918204 AU2

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc.
BNP Paribas Securities Corp.
ING Financial Markets LLC
Morgan Stanley & Co. LLC
PNC Capital Markets LLC
RBS Securities Inc.
Santander Investment Securities Inc.
U.S. Bancorp Investments, Inc.

3.500% Notes due 2021

Issuer:	V.F. Corporation

Security:	3.500% Notes due 2021

Format:	SEC Registered

Size:	$500,000,000

Maturity Date:	September 1, 2021

Trade Date:	August 17, 2011

Expected Settlement Date:	August 24, 2011; T+5
We expect that delivery of the notes will be made to investors on or about August 24, 2011, which will be the fifth business day following the date of this final term sheet (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this final term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this final term sheet or the next succeeding business day should consult their advisors.

Interest Payment Dates:	Semi-annually in arrears on March 1 and September 1, commencing March 1, 2012

Coupon:	3.500%; interest payable calculated on the basis of a 360 day year

Benchmark Treasury:	U.S. Treasury 2.125% due August 15, 2021

Benchmark Treasury Price and	99 21+; 2.162%
Yield:

Spread to Benchmark Treasury:	+137.5 bps

Yield:	3.537%

Price to Public:	99.690%

Voluntary Redemption:	The notes may be redeemed, at the option of the Issuer, in whole or in part at any time. Prior to June 1, 2021, (three months prior to the maturity date), the redemption price will be equal to the greater of (i) 100% of the principal amount of notes being redeemed and (ii) the sum of the present value of the remaining scheduled payments of principal and interest on the notes to be redeemed, discounted on the redemption date on a semi-annual basis plus a make-whole premium of 20 bps, plus, in each case, accrued and unpaid interest through the redemption date. On or after June 1, 2021, (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of notes being redeemed, plus accrued and unpaid interest through the redemption date.

Special Mandatory Redemption:	If, for any reason, the acquisition of The Timberland Company is not completed on or prior to the Outside Date, Issuer will be required to redeem all outstanding notes on or before the Special Mandatory Redemption Date at a price equal to 101% of the aggregate principal amount of the notes, together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.

Special Mandatory Redemption	The date which is 20 business days after the Outside Date
Date:

Outside Date:	The earlier of (i) March 12, 2012 and (ii) the date which the Merger Agreement dated June 12, 2011 among the Issuer, its wholly-owned subsidiary, VF Enterprises, Inc., and The Timberland Company is terminated.

CUSIP:	918204 AV0

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Senior Co-Managers:	Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc.
BNP Paribas Securities Corp.
ING Financial Markets LLC
Morgan Stanley & Co. LLC
PNC Capital Markets LLC
RBS Securities Inc.
Santander Investment Securities Inc.
U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or e-mailing a request to dg.prospectus_requests@baml.com or by calling J.P. Morgan Securities LLC at 212-834-4533.

SCHEDULE V
Schedule of Material Domestic Subsidiaries and Limited Partnerships of the Company
Lee Bell, Inc. (DE)
Ring Company (DE)
VF Contemporary Brands, Inc. (DE)
VF Imagewear, Inc. (DE)
VF Jeanswear Limited Partnership (DE)
VF Outdoor, Inc. (DE)
VF Services, Inc. (DE)
VF Sportswear, Inc. (DE)

EXHIBIT A
Form of Davis Polk & Wardwell LLP Legal Opinion

August [•], 2011
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
as Representatives of the several Underwriters named in
Schedule II to the Underwriting Agreement referred to below
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     We have acted as special counsel for V.F. Corporation, a Pennsylvania corporation (the “Company”), in connection with the Underwriting Agreement dated August 17, 2011 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $400,000,000 aggregate principal amount of its Floating Rate Notes due 2013 (the “Floating Rate Notes”) and $500,000,000 aggregate principal amount of its 3.500% Notes due 2021 (together with the Floating Rate Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of October 15, 2007 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of August 24, 2011 (together with the Base Indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
     We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-175700) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated August 17, 2011 relating to the Securities (the “Preliminary Prospectus Supplement”), the pricing term sheet dated August 17, 2011 relating to the Securities (together with the Preliminary Prospectus Supplement, the “Disclosure Package”) and the prospectus supplement dated August 17, 2011 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on July 21, 2011 pursuant to Rule 462(e). The registration statement at

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC	August [•], 2011
the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated July 21, 2011 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”
     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.
     Based upon the foregoing, we are of the opinion that:
     1. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the (x) enforceability of any waiver of rights under any usury or stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (z) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.
     2. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to the (x) enforceability of any waiver of rights under any usury or stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (z) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.
     3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

2

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC	August [•], 2011
     4. The Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, VF Enterprises, Inc. and The Timberland Company has been duly authorized, executed and delivered by the Company.
     5. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     6. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Securities, the Merger Agreement and the Underwriting Agreement (collectively, the “Documents”) will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company or (iii) any agreement that is specified in Annex A hereto.
     7. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.
     8. We have considered the statements included in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” insofar as they summarize provisions of the Indenture and the Securities. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.
     In rendering the opinions in paragraphs (1) through (4) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other

3

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC	August [•], 2011
instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).
     We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate. Insofar as the foregoing opinion involves matters governed by the laws of the Commonwealth of Pennsylvania, we have relied, without independent investigation, on the opinion of Candace S. Cummings, Vice President — Administration, General Counsel and Secretary of the Company, delivered to you today pursuant to the Underwriting Agreement.
     This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

4

ANNEX A
1. Credit Agreement dated October 15, 2007, by and among V.F. Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Lender, and the other parties thereto
2. International Credit Agreement dated October 26, 2007, by and among VF Investments S.a.r.l., VF Europe BVBA, and VF International S.a.g.l., as Borrowers; VF Corporation, as Guarantor, and the Lenders party thereto
3. Voting Agreement dated as of June 12, 2011 among V.F. Corporation and the stockholders named therein

EXHIBIT B
Form of Davis Polk & Wardwell LLP 10b-5 Letter

August [•], 2011
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
as Representatives of the several Underwriters named in
Schedule II to the Underwriting Agreement referred to below
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     We have acted as special counsel for V.F. Corporation, a Pennsylvania corporation (the “Company”), in connection with the Underwriting Agreement dated August 17, 2011 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $400,000,000 aggregate principal amount of its Floating Rate Notes due 2013 (the “Floating Rate Notes”) and $500,000,000 aggregate principal amount of its 3.500% Notes due 2021 (together with the Floating Rate Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of October 15, 2007 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of August 24, 2011 (together with the Base Indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
     We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-175700) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated August 17, 2011 (the “Preliminary Prospectus Supplement”) relating to the Securities, the pricing term sheet dated August 17, 2011 set forth in Schedule III to the Underwriting Agreement for the Securities (the “Pricing Term Sheet”) and the prospectus supplement dated August 17, 2011 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated July 21, 2011 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the Pricing Term Sheet, are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.
     The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Disclosure Package and the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities” and “Material U.S. Federal Income Tax Consequences”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
     On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:
     (i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and
     (ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:
     (a) on the date of the Underwriting Agreement or at the time the Registration Statement became effective, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (b) at 3:30 P.M. New York City time on August 17, 2011, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.
     This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT C
Form of General Counsel Opinion

August [•], 2011
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
As Representatives of the Several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Re: V.F. Corporation $400,000,000 Floating Rate Notes due 2013 and $500,000,000 3.500% Notes due 2021
Ladies and Gentlemen:
     I have acted as counsel to V.F. Corporation, a Pennsylvania corporation (the “Company”), in connection with the issue and sale to you as representatives of the several underwriters named in Schedule II to the Underwriting Agreement, dated August 17, 2011 (the “Underwriting Agreement”), of $400,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2013 (the “Floating Rate Notes”) and $500,000,000 aggregate principal amount of the Company’s 3.500% Notes due 2021 (together with the Floating Rate Notes, the “Notes”), to be issued pursuant to the Indenture, dated as of October 15, 2007 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of August 24, 2011 (together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used herein unless otherwise defined shall have the meanings specified in the Underwriting Agreement.
     I have examined (a) the Restated Articles of Incorporation of the Company; (b) the By-laws of the Company; (c) the registration statement on Form S-3 (File No. 333-175700) filed with Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of common stock, preferred stock, debt securities, warrants, purchase contracts and units to be issued from time to time by the Company (such registration statement in the form in which it became effective under the Act, including all material incorporated by reference therein, being hereinafter called the “Registration Statement”); (d) the prospectus dated July 21, 2011, as supplemented by the prospectus supplement dated August 17, 2011, in the form filed with the Commission pursuant to Rule 424(b) under the Act (such prospectus, including all material incorporated by reference therein, and such prospectus supplement being hereinafter called the “Prospectus”); (e) the documents constituting the Disclosure Package; (f) the Underwriting Agreement; (g) the Indenture; (h) the Merger Agreement; (i) the form of Notes approved by an officer of the

Company duly authorized by the Board of Directors of the Company to approve the terms of such Notes; (j) certain resolutions adopted by the Board of Directors of the Company at a meeting held on July 19, 2011; and (k) such other documents and instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. I am also familiar with the proceedings by which such instruments and the transactions contemplated thereby were authorized by the Company.
     I am a member of the Bar of the Commonwealth of Pennsylvania and I do not express any opinion herein concerning any law other than the laws of the Commonwealth of Pennsylvania, the federal laws of the United States and the General Corporation Law of the State of Delaware.
     Based upon the foregoing and subject to the qualifications and exceptions set forth herein, it is my opinion that as of the date hereof:
     (i) Each of the Underwriting Agreement, the Indenture, the Merger Agreement and the Notes has been duly authorized, executed and delivered by the Company;
     (ii) The Company is a corporation duly incorporated and validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole;
     (iii) The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and are fully paid and non-assessable;
     (iv) Each material domestic subsidiary and limited partnership of the Company listed on Schedule V of the Underwriting Agreement has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, is in good standing under the laws of its jurisdiction of incorporation or formation; all of the issued shares of capital stock, partnership interests or limited liability company interests, as the case may be, of each material domestic subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (where applicable), and (except for directors’ qualifying shares and except as otherwise set forth in the Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, to the best of my knowledge after reasonable investigation, free and clear of all liens, encumbrances, equities or claims;
     (v) To the best of my knowledge after reasonable investigation and other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which would, individually or in the aggregate, be reasonably likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; and, to the best of my knowledge after reasonable investigation, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (vi) The Registration Statement has become effective under the Act; any required filing of the Prospectus, any Preliminary Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of my knowledge after reasonable investigation, no stop order suspending the effectiveness of the Registration Statement, or any notice that would prevent its use, has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;
     (vii) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, the Merger Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not (i) conflict with or result in a violation of any provisions of the Restated Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate in any aspect any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of clauses (ii) and (iii) above, as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole;
     (viii) The documents incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus, as of the respective dates of their filing with the SEC, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and, after reasonable inquiry, I have no reason to believe that there are any material exhibits required to be filed to the incorporated documents that have not been filed therewith, except with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits thereto;
     (ix) I have no reason to believe that either the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Statement of Eligibility on Form T-1); and I have no reason to believe that the Disclosure Package, as of the Execution Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Statement of Eligibility on Form T-1).
     This opinion is rendered to you solely in connection with the Underwriting Agreement in my capacity as counsel for the Company. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person, except Davis Polk & Wardwell LLP and Shearman & Sterling LLP, which may rely on this opinion as to matters governed by the laws of the Commonwealth of Pennsylvania for purposes of their respective opinions, without my prior written consent.

Very truly yours,